Execution Copy







                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                                  BY AND AMONG

                            JAGUAR INVESTMENTS, INC.,

             PREMIER SPORTS MEDIA AND ENTERTAINMENT GROUP, INC., AND

                    THE SHAREHOLDERS OF PREMIER SPORTS MEDIA
                         AND ENTERTAINEMENT GROUP, INC.





                         Dated as of September 24, 2001

                      AGREEMENT AND PLAN OF SHARE EXCHANGE


         AGREEMENT (the "Agreement"), dated as of September 24, 2001, by and among Jaguar Investments, Inc., a corporation existing under the laws of Nevada (the "Jaguar"), Premier Sports Media and Entertainment Group, Inc., a corporation existing under the laws of New York (the "Company"), and the shareholders of the Company, all of whose names are listed on the signature pages hereof (collectively the "Shareholders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Shareholders own of record and beneficially an aggregate of 388,889 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), which Shares constitute all of the issued and outstanding shares of all classes of capital stock of the Company; and

         WHEREAS, the parties to this Agreement intend to reorganize both Jaguar and the Company as provided under Section 368(a)(1)(B) of the Code by an exchange of shares of voting common stock pursuant to the following plan (the "Plan"):

         PLAN OF REORGANIZATION. It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the reorganization contemplated hereby shall qualify as a tax free reorganization under the Code. Accordingly, it is the intention of the parties hereto that, as a result of this Agreement, the transactions contemplated hereby shall be accomplished solely in exchange for the voting common stock of each of Jaguar and the Company and that no gain or loss shall be recognized by the Shareholders or by Jaguar who are each transferring or issuing their shares of common stock solely in exchange for receiving the common stock of the other; and further in pursuance of the Plan, it is the intention of the parties hereto that any outstanding warrants to purchase shares of Company Common Stock will be amended to provide for the issuance of shares of Jaguar's common stock; and

         WHEREAS, pursuant to the Plan, the Shareholders are desirous of exchanging the Shares for shares of Jaguar's voting common stock, par value $.001 per share (the "Jaguar Common Stock), on the basis of 2.5714 shares of Jaguar Common Stock for each share of Company Common Stock (the ratio of 2.5714 shares of Jaguar Common Stock for each share of Company Common Stock is hereinafter referred to as the "Exchange Ratio"). If the application of the Exchange Ratio results in a fractional number, no fractional shares of Jaguar Common Stock shall be issued but instead the fractional number shall be rounded up to the next whole number. The aggregate shares of Jaguar Common Stock to be issued to the Shareholders is hereinafter collectively referred to as the "Exchange Shares"; and


         WHEREAS, certain terms used in this Agreement are defined in Section 11.1.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I
                               EXCHANGE OF SHARES

         1.1      Exchange of Shares.
                  ------------------

         At the Closing, each of the Shareholders shall transfer, convey and deliver to Jaguar good and marketable title to that portion of the Shares to be exchanged by such Shareholder as set forth opposite such Shareholder's name on Annex A hereto, free and clear of all liens, claims, debts, obligations or other encumbrances, except such restrictions as are imposed by Federal and state securities laws; and Jaguar shall transfer, convey and deliver to each Shareholder good and marketable title to such Shareholder's proportionate share of the Exchange Shares or such other number of Exchange Shares as shall have been agreed among the Shareholders, all as also set forth in Annex A hereto, free and clear of all liens, claims debts, obligations or other encumbrances, except such restrictions as are imposed by Federal or state securities laws. The exchange of voting shares as herein provided shall be the sole consideration for the acquisition of the Shares.

         1.2 Restrictions on Transfer. Neither the Exchange Shares nor the Shares to be exchanged as provided in Section 1.1 are being registered under the Securities Act and are to be exchanged hereunder pursuant to an exemption that requires that the further transfer of such shares to be restricted under the Securities Act. Each of Jaguar and the Shareholders agree to deliver to the other at or before the Closing an investment letter acknowledging the foregoing and agreeing to comply with the requirements of such exemption. In order to further evidence such restriction on transferability, each recipient of shares pursuant to this Agreement hereby agrees to the imposition of a customary restrictive legend on the face or back of each certificate representing the shares to be exchanged.

         1.3 Delivery of Shares. Subject to the terms and conditions hereof, at the Closing (a) the Shareholders shall transfer to Jaguar the Shares by delivering the stock certificates evidencing the Shares, accompanied by duly endorsed stock powers, with signatures medallion guaranteed, in form and substance satisfactory to Jaguar, permitting the transfer of the Shares to Jaguar; and (b) Jaguar shall deliver to each Shareholder a stock certificate(s) registered in the name of such Shareholder representing his, her or its share of the Exchange Shares as set forth on Annex A hereto

         1.4 Supplemental Action. If at any time after the Closing, Jaguar or the Shareholders shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Article 1, Jaguar or the Shareholders, as the case may be, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article 1.

                                   ARTICLE II
                              CLOSING; CLOSING DATE

         Section 2.1 Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the exchange of the Shares for the Exchange Shares provided for in Section 1.1 hereof (the "Closing") shall take place at the offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, NY 10036 (or at such other place as the parties may designate in writing) at 9:00 a.m. on November 9, 2001, or on such other date as the Shareholders and the Jaguar may designate in writing. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Jaguar that:

         3.1      Organization and Good Standing.
                  ------------------------------

         The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company and each of its Subsidiaries is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a Material Adverse Effect.

         3.2      Authorization of Agreement.
                  --------------------------

         The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (such other agreements, documents, instruments and certificates are hereinafter collectively referred to as the "Company Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.3      Capitalization.
                  --------------

         (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which only the Shares are issued and outstanding. All of the Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable.

         (b) Except as set forth on Schedule 3.3(b) hereto and except as referred to in Section 4.3 hereof, there is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. The Company is not a party to any voting trust or other voting agreement with respect to any of the Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.(b)

         3.4      Subsidiaries.
                  ------------

         The Company's only Subsidiaries are Premier Boxing, Inc., a New York corporation, CNB Sports and Entertainment, Inc., a New York corporation, and Premier Publishing Group, Inc., a New York corporation, each of which the Company wholly owns. There is no existing option, warrant, call, right commitment or other agreement of any character to which the Company or any of its Subsidiaries is a party requiring, and there are no securities of any of the Company's Subsidiaries outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of any of the Company's Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of any of the Company's Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any voting trust or other voting agreement with respect to any of capital stock of any of the Company's Subsidiaries or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of any of the Company's Subsidiaries.

         3.5      Corporate Records.
                  -----------------

         (a) The Company has delivered to Jaguar true, correct and complete copies of the certificate of incorporation and by-laws or comparable organizational documents of the Company and each of its Subsidiaries.

         (b) The minute books of the Company and each of its Subsidiaries previously made available to Jaguar contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company and each of

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

its Subsidiaries. The stock certificate books and stock transfer ledgers of the Company and each of its Subsidiaries previously made available to Jaguar are true, correct and complete.

         3.6      Conflicts; Consents of Third Parties.
                  ------------------------------------

         (a) None of the execution and delivery of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company or any of its Subsidiaries is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Company or any of its Subsidiaries except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Company Documents, or the compliance by the Company with any of the provisions hereof or thereof.

         3.7      Financial Statements; Financial Matters.
                  ---------------------------------------

         (a) Annexed hereto as Schedule 3.7 (a) is the unaudited consolidated balance sheet of the Company and its Subsidiaries as at April 30, 2001, and the related unaudited statements of income, retained earnings and of cash flows of the Company and each of its Subsidiaries for the four months then ended. Such unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Company Unaudited Financials, the unaudited consolidated balance sheet as at April 30, 2001 included therein is sometimes referred to herein as the "Company Balance Sheet" and April 30, 2001, is sometimes referred to herein as the "Balance Sheet Date".

         (b) At or prior to the Closing Date, the Company will have furnished to Jaguar such audited and unaudited financial statements of the Company and its Subsidiaries as shall be required to permit Jaguar to comply with its obligations as a reporting issuer under the Exchange Act, including, without limitation, such financial statements (excluding pro forma combined financial statements with Jaguar) that must be included in the Current Report on Form 8-K required to be filed by Jaguar following the Closing under applicable SEC rules and regulations (collectively, the "Required Company Financials").

         (c) The Company Unaudited Financials are, and the Company Required Financials will be, (i) in accordance with the books and records of the Company and its Subsidiaries, (ii) complete and correct, (iii) prepared in accordance with GAAP (subject to normal year-end adjustments) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and (iv) present fairly the consolidated financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated.

         3.8      No Undisclosed Liabilities.
                  --------------------------

         Neither the Company nor any Subsidiary has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Company Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Company Balance Sheet or the notes thereto except for indebtedness, obligations and liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which in the aggregate do not exceed $800,000 as of the date hereof and will not exceed $800,000 as of the Closing Date.

         3.9      Absence of Certain Developments.
                  -------------------------------

         Except as expressly contemplated by this Agreement, since the Balance Sheet Date:

                  (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

                  (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company or any of its Subsidiaries having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

                  (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any of its Subsidiaries or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any of its Subsidiaries;

                  (iv) except as set forth on Schedule 3.9(iv), neither the Company nor any of its Subsidiaries has awarded or paid any bonuses to employees of the Company or any of its Subsidiaries with respect to the four months ended April 30, 2001 or any prior period, except to the extent reflected or accrued on the Company Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's or any of its Subsidiaries' directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company or any of its Subsidiaries);

                  (v) there has not been any change by the Company or any of its Subsidiaries in accounting or tax reporting principles, methods or policies;

                  (vi) neither the Company nor any of its Subsidiaries has entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

                  (vii) except as set forth on Schedule 3.9(vii), neither the Company nor any of its Subsidiaries has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

                  (viii) except as set forth on Schedule 3.9(viii), neither the Company nor any of its Subsidiaries has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Shareholder or any Affiliate of any Shareholder;

                  (ix) neither the Company nor any of its Subsidiaries has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or any of its Subsidiaries, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                  (x) neither the Company nor any of its Subsidiaries has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

                  (xi) neither the Company nor any of its Subsidiaries has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

                  (xii) neither the Company nor any of its Subsidiaries has made or committed to make any capital expenditures or capital additions or betterments in excess of $10,000 individually or $25,000 in the aggregate;

                  (xiii) neither the Company nor any of its Subsidaries has instituted or settled any material Legal Proceeding; and

                  (xiv) neither the Company nor any of its Subsidiaries has agreed to do anything set forth in this Section 3.9.

         3.10.    Taxes.
                  -----

         (a) Except as set forth on Schedule 3.10, (A) all Tax Returns required to be filed by or on behalf of the Company and each of its Subsidiaries have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of the Company and each of its Subsidiaries or in respect of its income, assets or operations have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) neither the Company nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

         (b) Except as set forth on Schedule 3.10, the Company and each of its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

         (c) The Company has delivered to Jaguar complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of the Company and each of its Subsidiaries relating to the taxable periods since inception and
(B) any audit report issued within the last three years relating to Taxes due from or with respect to the Company and each of its Subsidiaries, its income, assets or operations

         (d) Except as set forth on Schedule 3.10, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company and its Subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Company or any of its Subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

         (e) There are no liens as a result of any unpaid Taxes upon any of the assets of the Company or any of its Subsidiaries.

         3.11     Real Property.
                  -------------

         (a) Neither the Company nor any of its Subsidiaries owns in fee any real property or interests in real property. Schedule 3.11(a) lists all real property and interests in real property leased by the Company or any of its

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

Subsidiaries (individually, a "Real Property Lease" and the real properties specified in such leases being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor. The Company Properties constitute all interests in real property currently used or currently held for use in connection with the business of the Company and which are necessary for the continued operation of the business of the Company as the business is currently conducted. The Company has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there exists no defaults under the terms of the Real Property Leases and no event has occurred which, upon the passage of time or the giving of notice, or both, would result in any events of default or prevent the Company from exercising or obtaining the benefits of any rights or options contained therein. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company are in good operating condition and repair (subject to normal wear and tear). The Company has delivered or otherwise made available to the Jaguar true, correct and complete copies of (i) all deeds, title reports and surveys for the Owned Properties and
(ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

         (b) The Company and each of the Subsidiaries has all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Company Property, and the Company has fully complied with all material conditions of the Permits applicable to it. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit, except as would not have a Material Adverse Effect.

         (c) There does not exist any actual or, to the best knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and the Company has not received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

         (d) Neither the Company nor any of its Subsidiaries has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

         3.12     Tangible Personal Property.
                  --------------------------

         (a) Schedule 3.12(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $10,000 relating to personal property used in the business of the Company, including its Subsidiaries, or to which the Company, including its Subsidiaries, is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound. The Company has delivered or otherwise made available to Jaguar true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

         (b) The Company (directly or through its Subsidiaries) has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Company (including its Subsidiaries) or, to the best knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

         (c) The Company (directly or through its Subsidiaries) has good and marketable title to all of the items of tangible personal property reflected in the Unaudited Company Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

         (d) All of the items of tangible personal property used by the Company and its Subsidiaries under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

         3.13     Intangible Property.
                  -------------------

         Schedule 3.13 contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by the Company or any of its Subsidiaries as well as all registrations thereof and pending applications therefore, and each license or other agreement relating thereto. Except as set forth on Schedule 3.13, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and not the subject of any challenge. There have been no claims made and the Company nor any of its Subsidiaries has received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Company and its Subsidiaries possess all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulae and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and neither the Company nor any of its Subsidiaries has forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof.

         3.14     Material Contracts.
                  ------------------

         Schedule 3.14 sets forth all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any of the Shareholders or any current officer or director of the Company or any of its Subsidiaries; (ii) Contracts with any labor union or association representing any employee of the Company; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) Material Contracts containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts, other than Real Property Leases, which involve the expenditure of more than $10,000 in the aggregate or require performance by any party more than one year from the date hereof. There have been made available to the Jaguar, its affiliates and their representatives true and complete copies of all of the Material Contracts. All of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Company or of its Subsidiaries, as the case may be, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 3.14, neither the Company nor any of its Subsidiaries is in default in any material respect under any Material Contracts, nor, to the knowledge of the Company, is any other party to any Material Contract in default thereunder in any material respect.

         3.15     Employee Benefits.
                  -----------------

         (a) Neither the Company nor any of its Subsidiaries has ever had or been a party or contributed to any "employee benefit plans", as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Schedule 3.15(a) lists any other pension plans or employee benefit arrangements, programs or payroll practice (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Company or any Subsidiary or to which the Company or any of its Subsidiaries contributes or is obligated to contribute thereunder with respect to employees of the Company ("Employee Benefit Plans").

         (b) Each of the Employee Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law.

         (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of Company or any Subsidiary; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.16     Labor.
                  -----

         (a) Neither the Company nor any of its Subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries.

         (b) No employees of the Company or any of its Subsidiaries are represented by any labor organization. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or any of its Subsidiaries pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened by any labor organization or group of employees of the Company or any of its Subsidiaries.

         3.17     Litigation.
                  ----------

         There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Company, overtly threatened against the Company or any of its Subsidiaries (or to the knowledge of the Company, pending or threatened, against any of the officers, directors or key employees of the Company or any of its Subsidiaries with respect to their business activities on behalf of the Company or any of its Subsidiaries), or to which the Company or any of its Subsidiaries is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Company is there any reasonable basis for any such action, proceeding, or investigation. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Company is not engaged in any legal action to recover monies due it or for damages sustained by it.

         3.18     Compliance with Laws; Permits.
                  -----------------------------

         The Company and each of its Subsidiaries is in compliance with all Laws applicable to the Company or such Subsidiary or to the conduct of the business or operations of the Company or any of its Subsidiaries or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries has all governmental permits and approvals from state, federal or local authorities which are required for the Company or such Subsidiary to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

         3.19     Environmental Matters.
                  ---------------------

         (a) The operations of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

         (b) the Company and its Subsidiaries have obtained all permits required under all applicable Environmental Laws necessary to operate its business;

         (c) neither the Company nor any of its Subsidiaries is the subject of any outstanding written order or Contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

         (d) neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

         (e) neither the Company nor any of its Subsidiaries has any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

         (f) to the Company's and its Subsidiaries' knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law;

         3.20     Insurance.
                  ---------

         Schedule 3.20 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Company and its Subsidiaries or any of their employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Company's and its Subsidiaries' knowledge, the Company and its Subsidiaries are not in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

         3.21     Receivables; Payables.
                  ---------------------

         (a) All accounts receivable of the Company and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the Company or its Subsidiaries reflected on the Company Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

         (b) All accounts payable of the Company or its Subsidiaries reflected in the Company Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

         3.22     Banks.
                  -----

         Schedule 3.22 contains a complete and correct list of the names and locations of all banks in which Company or any of its Subsidiaries has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 3.22, no person holds a power of attorney to act on behalf of the Company or any of its Subsidiaries.

         3.23     No Misrepresentation.
                  --------------------

         No representation or warranty of the Company contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Company to Jaguar pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         3.24     Financial Advisors.
                  ------------------

         Except as set forth on Schedule 3.24, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each of the Shareholders hereby severally represents and warrants to Jaguar that:

         4.1      Organization and Good Standing.
                  ------------------------------

         Such Shareholder, if applicable, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Such Shareholder, if applicable, is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2      Authorization of Agreement.
                  --------------------------

         Such Shareholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by such Shareholder in connection with the consummation of the transactions contemplated by this Agreement (such other agreements, documents instruments or certificates are hereinafter referred to as the "Shareholder Documents"). This Agreement has been, and each of the Shareholder Documents will be at or prior to the Closing, duly and validly executed and delivered by such Shareholder and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Shareholder Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.3      Capitalization.
                  --------------

         There is no existing option, warrant, call, right, commitment or other agreement of any character to which such Shareholder is a party, except for an agreement granting anti-dilution rights that such Shareholder, by his, her or its signature hereto, agrees with the Company is hereby terminated in all respects. Such Shareholder is not a party to any voting trust or other voting agreement with respect to any of the Shares to be transferred hereunder by such Shareholder or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

         4.4      Conflicts; Consents of Third Parties.
                  ------------------------------------

         No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such Shareholder in connection with the execution and delivery of this Agreement or the Shareholder Documents, or the compliance by such Shareholder with any of the provisions hereof or thereof.

         4.5      Ownership and Transfer of Shares.
                  --------------------------------

         Such Shareholder is the record and beneficial owner of that portion of the Shares indicated as being owned by such Shareholder on Annex A, free and clear of any and all Liens. Such Shareholder has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Jaguar good and marketable title to such Shares, free and clear of any and all Liens.

         4.6      Taxes.
                  -----

         Such Shareholder is not a foreign person within the meaning of Section 1445 of the Code.

         4.7      Employee Benefits.
                  -----------------

         Such Shareholder, any ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than such Shareholder or any ERISA Affiliate during the five-year period ending on the Closing Date.

         4.8      Related Party Transactions.
                  --------------------------

         Except as set forth on Schedule 4.8, neither such Shareholder nor any of such Shareholder's respective Affiliates have borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries. None of such Shareholder, any Affiliate of such Shareholder or any officer or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its Subsidiaries, (B) engaged in a business related to the business of the Company (including its Subsidiaries), or (C) a participant in any transaction to which the Company or any of its Subsidiaries is a party or (ii) is a party to any Contract with the Company or any of its Subsidiaries.

         4.9      No Misrepresentation.
                  --------------------

         No representation or warranty of such Shareholder contained in this Agreement or in any schedule hereto or in any Shareholder Documents furnished or to be furnished by such Shareholder to Jaguar pursuant to the terms hereof, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of such Shareholder, no representation or warranty of the Company contained in this Agreement or in any schedule hereto furnished by the Company to Jaguar pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.10     Financial Advisors.
                  ------------------

         No Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Shareholder in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

         4.11     Litigation and Claims.
                  ---------------------

         Except as otherwise set forth in Schedule 4.11 , there is no suit, action, proceeding, claim or investigation pending or to the best knowledge of such Shareholder, threatened against or affecting such Shareholder that would have a Material Adverse Effect on the assets, business or financial condition of such Shareholder or the Company or the ability of such Shareholder to perform his, her or its obligations under this Agreement.

         4.12     Certain Payments.
                  ----------------

         Such Shareholder, directly or indirectly, has not given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other person or entity that might subject the Company or Jaguar to any damage or penalty in any civil, criminal or governmental litigation or proceeding or if not given in the past might have had an adverse effect on the assets, business, operations or prospects of the Company.


                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF JAGUAR

            Jaguar represents and warrants to the Shareholders that:

         5.1      Organization and Good Standing.
                  ------------------------------

         Jaguar is a corporation duly organized, validly existing and in good standing under the laws Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Jaguar is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a Material Adverse Effect.

         5.2      Authorization of Agreement.
                  --------------------------

         Jaguar has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Jaguar in connection with the consummation of the transactions contemplated by this Agreement (such other agreements, documents, instruments or certificates are herein collectively referred to as the "Jaguar Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Jaguar Documents will be at or prior to the Closing, duly and validly executed and delivered by Jaguar and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Jaguar Documents when so executed and delivered will constitute, legal, valid and binding obligations of Jaguar, enforceable against Jaguar in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         5.3      Capitalization.
                  --------------

         (a) The authorized capital stock of Jaguar consists of 100,000,000 shares of Jaguar Common Stock and 1,000,000 shares of Preferred Stock, of which 11,310,000 shares of Jaguar Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Jaguar Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

         (b) Except as set forth on Schedule 5.3(b), there is no existing option, warrant, call, right, commitment or other agreement of any character to which Jaguar is a party requiring, and there are no securities of Jaguar outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of Jaguar or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of Jaguar. Jaguar is not a party to any voting trust or other voting agreement with respect to any of the Acquisition Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of Jaguar.

         5.4      No Subsidiaries.
                  ---------------

         Jaguar does not, directly or indirectly, own any stock or other equity interest in any other Person.

         5.5      Corporate Records.
                  -----------------

         (a) Jaguar has delivered to the Shareholders true, correct and complete copies of the certificate of incorporation and by-laws or comparable organizational documents of Jaguar.

         (b) The minute books of Jaguar previously made available to the Shareholders contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of Jaguar. The stock certificate books and stock transfer ledgers of the Jaguar previously made available to the Shareholders were true, correct and complete.

         5.6      Conflicts; Consents of Third Parties.
                  ------------------------------------

         (a) None of the execution and delivery of the Jaguar Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Jaguar with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of Jaguar; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Jaguar is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which Jaguar is bound; or (iv) result in the creation of any Lien upon the properties or assets of Jaguar except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Jaguar in connection with the execution and delivery of this Agreement or the Jaguar Documents, or the compliance by Jaguar with any of the provisions hereof or thereof.

         5.7      SEC Documents.
                  -------------

         Jaguar has delivered to the Shareholders a true and correct copy of each of the following documents (the "SEC Documents"): (a) Quarterly Reports on Form 10-QSB for the periods ended June 30, 2000 and September 30, 2000, (b) Current Report on Form 8-K dated December 14, 2000, (c) Preliminary Information Statement dated January 12, 2001, (d) Definitive Information Statement dated February 1, 2001, (e) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, (f) Quarterly Report on Form 10-QSB for the period ended March 31, 2001, (g) Registration Statement on Form S-8 as filed on June 4, 2001,
(h) Current Report on Form 8-K dated June 6, 2001 and (i) Quarterly Report on Form 10-QSB for the period ended June 30, 2001. The SEC Documents constitute all of the documents and reports that Jaguar was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC since June 30, 2000. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Jaguar included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange
Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Jaguar as of the dates thereof and their consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a Material Adverse Effect). Except as and to the extent set forth on the consolidated balance sheet of the Jaguar as of June 30, 2001, including the notes thereto, the Jaguar has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not), except for liabilities and obligations incurred in the ordinary course of business consistent with past practices since June 30, 2001 which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         5.8      Financial Statements.
                  --------------------

         (a) Included in the SEC Documents are the audited balance sheet of Jaguar as at December 31, 2000, and the related statements of income, stockholders' equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of HJ & Associates, LLC ("HJA"), independent auditors (collectively, "Jaguar's Audited Financials").

         (b) Included in the SEC Documents is the unaudited balance sheets of Jaguar as at March 31, 2001 and June 30, 2001, and the related statements of operations and cash flows for the three months ended March 31, 2001 and 2000 and the six months ended June 30, 2001 and 2000, as reviewed by HJA ("Jaguar's Interim Financials"). The unaudited balance sheet at June 30, 2001, included in Jaguar's Interim Financials is hereinafter referred to as Jaguar's Unaudited Balance Sheet and June 30, 2001 is hereinafter also referred to as the "Balance Sheet Date".

         (c) Jaguar's Audited Financials and Jaguar's Interim Financials (collectively "Jaguar's Financial Statements") are (i) in accordance with the books and records of Jaguar, (ii) correct and complete, (iii) fairly present the financial position and results of operations of Jaguar as of the dates indicated, and (iv) prepared in accordance with GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a Material Adverse Effect..

         5.9      No Undisclosed Liabilities.
                  --------------------------

         Jaguar has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Jaguar Unaudited Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Jaguar Unaudited Balance Sheet or the notes thereto, except for indebtedness, obligations or liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date which in any event do not exceed $10,000 and expenses occurred in connection with the transactions contemplated hereby.

         5.10     Absence of Certain Developments.
                  -------------------------------

         Except as expressly contemplated by this Agreement, since the Balance Sheet Date:

                  (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

                  (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of Jaguar having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

                  (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Jaguar or any repurchase, redemption or other acquisition by the Jaguar of any outstanding shares of capital stock or other securities of, or other ownership interest in, Jaguar;

                  (iv) Jaguar has not awarded or paid any bonuses to employees of the Jaguar with respect to the fiscal year ended December 31, 2000, except to the extent reflected or accrued on the Jaguar Unaudited Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of Jaguar's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, Jaguar awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of Jaguar);

                  (v) there has not been any change by Jaguar in accounting or tax reporting principles, methods or policies;

                  (vi) Jaguar has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

                  (vii) except as set forth on Schedule 5.10(vii), the Jaguar has not failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

                  (viii) Jaguar has not made any loans, advances or capital contributions to, or investments in, any Person;

                  (ix) Jaguar has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of Jaguar, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                  (x) Jaguar has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Jaguar;

                  (xi) Jaguar has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to Jaguar;

                  (xii) Jaguar has not made or committed to make any capital expenditures or capital additions or betterments in excess of $10,000 individually or $50,000 in the aggregate;

                  (xiii) Jaguar has not instituted or settled any material Legal Proceeding; and

                  (xiv) Jaguar has not agreed to do anything set forth in this Section 5.10.

         5.11     Taxes.
                  -----

         (a) Except as set forth on Schedule 5.11, (A) all Tax Returns required to be filed by or on behalf of Jaguar have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of Jaguar or in respect of its income, assets or operations have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) Jaguar has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

         (b) Jaguar has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

         (c) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including Jaguar have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has Jaguar received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

         (d) There are no liens as a result of any unpaid Taxes upon any of the assets of Jaguar.

         5.12     Litigation.
                  ----------

         There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of Jaguar, overtly threatened against Jaguar (or to the knowledge of Jaguar, pending or threatened, against any of the officers, directors or key employees of Jaguar with respect to their business activities on behalf of Jaguar), or to which Jaguar is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of Jaguar is there any reasonable basis for any such action, proceeding, or investigation. Jaguar is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and Jaguar is not engaged in any legal action to recover monies due it or for damages sustained by it.

         5.13     Compliance with Laws; Permits.
                  -----------------------------

         Jaguar is in compliance with all Laws applicable to Jaguar or to the conduct of the business or operations of Jaguar or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. Jaguar has all governmental permits and approvals from state, federal or local authorities which are required for Jaguar to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

         5.14     No Misrepresentation.
                  --------------------

         No representation or warranty of Jaguar contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by Jaguar to the Shareholders pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5.15     Financial Advisors.
                  ------------------

         No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Jaguar in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                   ARTICLE VI
                                    COVENANTS

         6.1      Access to Information.
                  ---------------------

         The Company and Jaguar agree that, prior to the Closing Date, each shall be entitled, through their respective officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the other and such examination of the books, records and financial condition of the Company and Jaguar as each reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company and Jaguar shall cooperate fully therein. No investigation by the Company or Jaguar prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements contained in this Agreement, the Company Documents, the Shareholder Documents or the Jaguar Documents. In order that the Company and Jaguar may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the other, the Company and Jaguar shall cause their respective officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate fully with such representatives in connection with such review and examination.

         6.2      Conduct of the Business Pending the Closing.
                  -------------------------------------------

         (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Company or Jaguar, the Shareholders shall (with respect to the Company only), and shall cause the Company to, and Jaguar shall (with respect to Jaguar only):

                  (i) conduct the business of the Company and Jaguar only in the ordinary course consistent with past practice;

                  (ii) use their best efforts to (A) preserve their present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and Jaguar, and (B) preserve their present relationship with Persons having business dealings with the Company and Jaguar;

                  (iii) maintain (A) all of the assets and properties of the Company and Jaguar in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Company and Jaguar in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                  (iv) (A) maintain the books, accounts and records of the Company and Jaguar in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company and Jaguar; and

                  (v) comply in all material respects with applicable laws, including, without limitation, Environmental Laws.

         (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Company or Jaguar, the Shareholders shall not (with respect to the Company only), and shall cause the Company not to, and Jaguar shall not (with respect to Jaguar only):

                  (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or Jaguar or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or Jaguar;

                  (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or Jaguar or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or Jaguar;

                  (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or Jaguar;

                  (iv) amend the certificate of incorporation or by-laws of the Company or Jaguar;

                  (v) (A) materially increase the annual level of compensation of any employee of the Company or Jaguar, (B) increase the annual level of compensation payable or to become payable by the Company or Jaguar to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Company Unaudited Financials or the Jaguar Financial Statements, as the case may be, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or Jaguar or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or Jaguar is a party or involving a director, officer or employee in his or her capacity as a director, officer or employee of the Company or Jaguar;

                  (vi) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

                  (vii) subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company or the Jaguar;

                  (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company or Jaguar;

                  (ix) cancel or compromise any debt or claim or waive or release any material right of the Company or Jaguar except in the ordinary course of business consistent with past practice;

                  (x) enter into any commitment for capital expenditures of the Company or Jaguar in excess of $10,000 for any individual commitment and $25,000 for all commitments in the aggregate;

                  (xi) enter into, modify or terminate any labor or collective bargaining agreement of the Company or Jaguar or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company or Jaguar;

                  (xii) introduce any material change with respect to the operation of the Company or Jaguar, including any material change in the types, nature, composition or quality of its products or services, experience any material change in any contribution of its product lines to its revenues or net income, or, other than in the ordinary course of business, make any change in product specifications or prices or terms of distributions of such products;

                  (xiii) permit the Company or Jaguar to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

                  (xiv) permit the Company or Jaguar to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

                  (xv) except for transfers of cash pursuant to normal cash management practices, permit the Company or Jaguar to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, any Shareholder or any Affiliate of any Shareholder or Affiliate of Jaguar; or

                  (xvi) agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Company, the Shareholders or Jaguar in this Agreement or the Shareholder Documents or Jaguar Documents untrue or incorrect in any material respect as of any time through and including the Effective Time.

         6.3      Consents.
                  --------

         The Company, the Shareholders and Jaguar shall use their respective best efforts and shall cooperate with each other, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 3.6(b) and 5.6(b) hereof; provided, however, that none of the Company, the Shareholders or Jaguar shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

         6.4      Other Actions.
                  -------------

         The Company, the Shareholders and Jaguar shall use their respective best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

         6.5      No Solicitation.
                  ---------------

         The Shareholders will not, and will not cause or permit the Company's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in the Company other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company, upon receiving notice from any Shareholder, or any representative of any Shareholder or the Company of any proposal or inquiry in respect of any acquisition transaction, will immediately inform the Jaguar in writing following the receipt of such notice.

         6.6      Publicity.
                  ---------

         None of the Company, the Shareholders or Jaguar shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Jaguar, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Jaguar lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other parties hereto with respect to the text thereof.

         6.7      Use of Name.
                  -----------

         The Shareholders hereby agree that upon the consummation of the transactions contemplated hereby, Jaguar and the Company shall have the sole right to the use of the name "Premier Sports Media and Entertainment Group, Inc." and the Shareholders shall not, and shall not cause or permit any Affiliate to, use such name or any variation or simulation thereof in any business involving interactive cable television systems and services or any related business.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

         7.1      Conditions Precedent to Obligations of Jaguar.
                  ---------------------------------------------

         The obligation of Jaguar to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Jaguar in whole or in part to the extent permitted by applicable law):

         (a) all representations and warranties of the Company or Shareholders contained herein shall be true and correct as of the date hereof;

         (b) all representations and warranties of the Company or Shareholders contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Company or Shareholders contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

         (c) the Company and Shareholders shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

         (d) Jaguar shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Jaguar) executed by the Chief Executive Officer and Chief Financial Officer of the Company certifying as to the fulfillment of the applicable conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c) hereof;

         (e) Certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to Jaguar, free and clear of any and all Liens;

         (f) Jaguar shall have obtained all consents and waivers referred to in Section 6.3 hereof with respect to the transactions contemplated by this Agreement and the Jaguar Documents;

         (g) there shall not have been or occurred any Material Adverse Change with respect to the Company;

         (h) the Company shall have obtained all consents and waivers referred to in Section 3.6 hereof, in a form reasonably satisfactory to Jaguar, with respect to the transactions contemplated by this Agreement and the Shareholder Documents;

         (i) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Shareholders, the Company, or Jaguar seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

         (j) each of the Shareholders shall have provided Jaguar with an affidavit of non-foreign status that complies with Section 1445 of the Code (a "FIRPTA Affidavit");

         (k) each holder of a warrant to purchase shares of Company Common Stock shall have executed a written agreement, in form and substance satisfactory to Jaguar, pursuant to which such holder shall have agreed that upon exercise of such warrant after the closing of the Transactions the holder shall be entitled to receive shares of Jaguar Common Stock in lieu of shares of Company Common Stock on the basis of the Exchange Ratio or as otherwise provided in Annex A hereto.

         7.2      Conditions Precedent to Obligations of the Shareholders.
                  -------------------------------------------------------

         The obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Shareholders in whole or in part to the extent permitted by applicable law):

         (a) Certificates representing the Shareholders' share of the Exchange Shares as set forth in Annex A hereto shall have been, or shall at the Closing be, validly delivered and transferred to the Shareholders, free and clear of any and all Liens except for restrictions on transferability under applicable Federal and state securities laws;

         (b) all representations and warranties of Jaguar contained herein shall be true and correct as of the date hereof;

         (c) all representations and warranties of Jaguar contained herein qualified as to materiality shall be true and correct, and all representations and warranties of Jaguar contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

         (d) Jaguar shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Jaguar on or prior to the Closing Date;

         (e) the Shareholders shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Shareholders) executed by the Chief Executive Officer and Chief Financial Officer of Jaguar certifying as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c); and

         (f) Jaguar shall have obtained all consents and waivers referred to in Section 6.3 hereof in the form reasonably satisfactory to the Shareholders, with respect to the transactions contemplated by this Agreement and the Jaguar Documents.

         (g) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII
                            DOCUMENTS TO BE DELIVERED

         8.1      Documents to be Delivered by the Shareholders.
                  ---------------------------------------------

         At the Closing, the Shareholders shall deliver, or cause to be delivered, to Jaguar the following:

         (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

         (b) the certificates referred to in Section 7.1(d) and 7.1(e) hereof;

         (c) copies of all consents and waivers referred to in Section 7.1(f) hereof;

         (d)      written resignations of each of the directors of the Company;

         (e)      duly executed FIRPTA Affidavits for each Shareholder;

         (f) certificates of good standing with respect to the Company and each of its Subsidiaries issued by the Secretary of State of the their respective states of incorporation and for each state in which the Company is qualified to do business as a foreign corporation;

         (g) representation letters, in form and substance satisfactory to Jaguar, regarding the Exchange Shares as provided in Section 1.2;

         (h)      the Company Required Financials; and

         (i)      such other documents as Jaguar shall reasonably request.

         8.2      Documents to be Delivered by Jaguar.
                  -----------------------------------

         At the Closing, Jaguar shall deliver to the Shareholders the following:

         (a) stock certificates representing each Shareholder's share of the Exchange Shares as set forth in Annex A hereto duly registered in such Shareholder's name;

         (b) the certificates referred to in Section 7.2(d) and 7.2(e) hereof;

         (c) copies of all consents and waivers referred to in Section 7.2(f) hereof;

         (d) subject to compliance with applicable Federal securities laws, written resignations of each director and officer of Jaguar and resolutions appointing the persons listed in Annex B hereto as the officers and directors of Jaguar;

         (e)      duly executed FIRPTA Affidavits for each Shareholder;

         (f) certificates of good standing with respect to Jaguar issued by the Secretary of State of the their respective states of incorporation and for each state in which Jaguar is qualified to do business as a foreign corporation;

         (g) representation letter, in form and substance satisfactory to the Shareholders, regarding the Shares as provided in Section 1.2;

         (h) such other documents as the Shareholders shall reasonably request.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1      Obligation of the Shareholders to Indemnify.
                  -------------------------------------------

         Each of the Shareholders, severally and not jointly, agrees to indemnify, defend and hold harmless Jaguar and its shareholders as of the date of this Agreement and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against all losses, liabilities, damages, deficiencies, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, and reasonable costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements and reasonable investigative costs) (collectively, "Losses") based upon, arising out of or otherwise in respect of (i) any breach in any of the representations and warranties of such Shareholder or the Company in this Agreement and (ii) any breach or non-fulfillment of any of the covenants or agreements of such Shareholder or the Company contained in this Agreement.

         9.2      Obligation of Jaguar to Indemnify.
                  ---------------------------------

         Jaguar agrees to indemnify, defend and hold harmless the Shareholders, and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against any Losses based upon, arising out of or otherwise in respect of (i) any breach in any of the representations and warranties of Jaguar set forth in this Agreement and (ii) any breach or nonfulfillment of any covenant or agreement of Jaguar contained in this Agreement.

         9.3      Claims Notice.
                  -------------

         Each party hereto (an "Indemnified Party") shall, promptly upon becoming aware of any event or circumstance (an "Indemnifiable Event") which, in his, her or its reasonable judgment, may result in a Loss for which the Indemnified Party could assert a right of indemnification against any other party (or parties) hereto (the "Indemnifying Party") under this Article 9, give notice thereof (the "Claims Notice") to the Indemnifying Party (but the obligations of the Indemnifying Party under this Article 9 shall not be impaired by the Indemnified Party's failure to give such notice, except to the extent that said failure actually prejudices the rights of the Indemnifying Party). The Claims Notice shall describe the Indemnifiable Event in reasonable detail, shall indicate whether the Indemnifiable Event involves a "Third Party Claim" (defined below), and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. In such event, the Indemnifying Party shall, within fifteen (15) business days after receipt of the Claims Notice, give notice to the Indemnified Party of whether he or it intends to dispute the claim described in the Claims Notice (the "Response Notice"). If the Indemnifying Party timely disputes the Claims Notice as provided above, the Indemnified Party shall, for a period of not more than fifteen (15) business days after receipt of the Response Notice (or less, if the nature of the Indemnifiable Event so requires), seek out a negotiated settlement of the dispute with the Indemnifying Party and shall refrain during that period from commencing any judicial proceeding or other action to enforce this Article 9. If, despite their good faith negotiations, the parties are unable to resolve the dispute within the aforesaid period (or if the Indemnifying Party fails to timely give the Response Notice), the Indemnified Party shall be free to exercise all rights and remedies available to him or it hereunder, at law in equity or otherwise to enforce his or its rights under this Article 9. As used herein, "Third Party Claim" means any demand, claim or circumstance which, with the lapse of time or otherwise, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation against the Indemnified Party by any other person.

         9.4      Opportunity to Defend Against Third Party Claims.
                  ------------------------------------------------

         If the Claims Notice relates to a Third Party Claim, the Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, such Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall within 30 business days (or sooner, if the nature of the Third Party Claim so requires) after his or its receipt of the Claims Notice, notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend such Third Party claim, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnification provided by the Indemnifying Party to the Indemnified Party.

         9.5      Limitation on Indemnification.
                  -----------------------------

         Notwithstanding anything to the contrary in this Agreement, no Indemnified Party shall have any liability for indemnification under this
Article 9 until the total of all Losses of the Indemnified Party exceeds $25,000 and the total liability of an Indemnifying Party under this Article 9 shall (i) in no event exceed the fair market value of the consideration received as of the date of the applicable Indemnifiable Event and (ii) be reduced to the extent of payment to the Indemnified Party of any applicable insurance proceeds; provided, however, that the foregoing limitations on indemnification shall be inapplicable in the case of any Losses resulting from any breach of the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.10, 4.1, 4.2, 4.5, 5.1, 5.2,
5.3 and 5.11hereof.

         9.6      Survival.
                  --------

         Notwithstanding the investigations by the parties hereto of each other's affairs, and notwithstanding any knowledge of facts determined or determinable by such parties pursuant to such investigation, each of Jaguar and the Shareholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. The representations and warranties of the parties contained herein shall survive the Closing (i) to the extent contained in Section 3.1, 3.2, 3.3, 3.10, 4.1, 4.2, 5.1, 5.2, 5.3 and 5.11 hereof, for the duration of the applicable statute of limitations, (ii) to the extent relating to any other matter, for twelve (12) months following the Closing. A claim for indemnification hereunder must be asserted by a party seeking indemnification within the respective period of survival.

         9.7      Indemnification Exclusive Remedy.
                  --------------------------------

         The parties hereto acknowledge and confirm that, except in the event of fraud, the indemnification procedures described in this Article 9 shall be the sole and exclusive remedies available to them for any breach or non-fulfillment of the representations, warranties, covenants, agreements and other provisions of this Agreement.


                                    ARTICLE X
                                   TERMINATION

         10.1     Termination.
                  -----------

         Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

         (a)      By mutual consent of the Shareholders and Jaguar; or

         (b)      By the Shareholders if any of the conditions set forth in
Section 7.2 hereof shall have become incapable of fulfillment, and shall not have been waived by the Shareholders; or

         (c) By Jaguar if any of the conditions set forth in Section 7.1 hereof shall have become incapable of fulfillment, and shall not have been waived by Jaguar; or

         (d) By Jaguar or the Shareholders if the Closing has not occurred on or before November 9, 2001.

         10.2 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, and each party hereto shall bear its own costs and expenses incurred in connection with and in contemplation of the transactions contemplated hereby.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1     Certain Definitions.
                  -------------------

         Affiliate means with respect to a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         Agreement means this Agreement and Plan of Share Exchange, including all exhibits and schedules attached hereto.

         Balance Sheet Date shall have the meaning ascribed to it in Section 3.7(a).

         CERCLA National Priorities List means the list of hazardous substances compiled under the Comprehensive Environmental Response, Compensation, and Liability Act (also known as Superfund), of 1980, as amended from time to time.

         Closing shall have the meaning ascribed to it in Section 2.1.

         Closing Date shall have the meaning ascribed to it in Section 2.1.

         Code mean the Internal Revenue Code of 1986, as amended from time to time.

         Company means Premier Sports Media and Entertainment Group, Inc., a New York corporation.

         Company Documents shall have the meaning ascribed to it in Section 3.2.

         Company Property shall have the meaning ascribed to it in Section 3.11(a).

         Company Properties shall have the meaning ascribed to it in Section 3.11(a).

         Contract means and includes all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments, obligations or other binding arrangements, oral or written

         Employee Benefit Plans shall have the meaning ascribed to it in Section 3.15(a).

         Environmental Laws mean any laws, statutes, regulations, rules or orders which relate to or otherwise impose Liability or a standard of conduct concerning the discharge, emission, storage, treatment, transportation, handling, release, threatened release, or disposal of Hazardous Materials, including, but not limited to, the Air Pollution Control Act, as amended, the

Federal Water Pollution Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act of 1976, as amended, and any other similar Federal, state or local statutes.

         ERISA shall have the meaning ascribed to it in Section 3.15(a).

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         FIRPTA Affidavit shall have the meaning ascribed to it in Section
8.1(i).

         GAAP means United States generally accepted accounting principles.

         Governmental Body means any federal, state, municipal, domestic or foreign court, tribunal, administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

         Hazardous Material means any pollutant, contaminant, hazardous, radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (i) petroleum, crude oil and any fractions thereof, (ii) natural gas, synthetic gas and any mixtures thereof, (iii) asbestos and/or asbestos-containing material, (iv) radon and (v) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.

         IRS means the Internal Revenue Service, or any successor organization.

         Laws mean any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment or decree.

         Legal Proceeding means any action, hearing, trial, or application before a court or governmental body of competent jurisdiction.

         Lien means and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal or offer, easement, servitude, transfer restriction or voting requirement under any or similar agreement, or any other encumbrance, restriction or limitation whatsoever.

         Losses shall have the meaning ascribed to it in Section 9.1.

         Material Adverse Effect shall mean any effect on the business, stock price, operations, properties, prospects, or financial condition to that entity that is material and adverse to that entity and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of that entity to enter into and perform any of its obligations under this Agreement in any material respect.

         Material Adverse Change means any material adverse change (excluding the occurrence of expenses in connection with the Transactions) since April 30, 2001 in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), or reserves of the Company and since June 30, 2001 in the business, results of operations (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), or reserves of Jaguar.

         Material Contracts shall have the meaning ascribed to it in Section
3.14.

         Order means any decision issued by a court or governmental body of competent jurisdiction.

         Permit means any written warrant or license granted by any court or governmental body of competent jurisdiction.

         Person means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

         Personal Property Leases shall have the meaning ascribed to it in
Section 3.12(a).

         Jaguar means Jaguar Investments, Inc., a Nevada corporation.

         Jaguar Common Stock shall have the meaning ascribed to it in the recitals to this Agreement.

         Jaguar Documents shall have the meaning ascribed to it in Section 5.2.

         Real Property Lease shall have the meaning ascribed to it in Section 3.11(a).

         Release means any discharge of hazardous materials.

         Remedial Action means an action taken to effect long-term restoration of environmental quality (as under the Comprehensive Environmental Response, Compensation, and Liability Act).

         SEC means the Securities and Exchange Commission.

         Securities Act means the Securities Act of 1933, as amended.

         Shareholder means individually, any of the shareholders listed on Annex A, and collectively, the Shareholders.

         Shareholder Documents shall have the meaning ascribed to it in Section 3.2.

         Shares means the 388,889 shares of common stock of the Company, which represents all of the issued and outstanding shares of capital stock of the Company.

         Subsidiaries mean any person that is directly, or indirectly controlled by such person.

         Tax Returns means all written returns, declarations, reports, forms, estimates, information returns and statements filed in respect of any Taxes and supplied to any taxing authority in connection with any Taxes.

         Taxes (or "Tax" where the context requires) means all Federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

         11.2     Payment of Sales, Use or Similar Taxes.
                  --------------------------------------

         All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Shareholders.

         11.3     Expenses.
                  --------

         Upon consummation of this Agreement, Jaguar, in addition to paying its own expenses, shall pay the fees and expenses incurred by the Company and the Shareholders in connection with this Agreement. The Company shall pay any fees and expenses incurred by the Company not in connection with this Agreement. Any fees and expenses incurred by any Shareholder or Shareholders not in connection with this Agreement shall be borne by such Shareholder or Shareholders. [?]

         11.4     Submission to Jurisdiction; Consent to Service of Process.
                  ---------------------------------------------------------

         (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.10.

         11.5     Entire Agreement; Amendments and Waivers.
                  ----------------------------------------

         This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         11.6     Governing Law.
                  -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York with out regard to conflict of laws principles.

         11.7     Headings.
                  --------

         The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         11.8     Notices.
                  -------

         All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

         If to Jaguar:     Jaguar Investments, Inc.
                           7025 E. 1st Avenue, Suite 5
                           Scottsdale, AZ 85251
                           Tel. No. (480) 945-2232
                           Fax No. (480) 945-1938

         With a copy to:   Steven A. Saide, Esq.
                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, NY 10036
                           Tel. No. (212) 704-0100
                           Fax No. (212) 704-0196

         If to the Shareholders: The addresses as listed on Annex A hereto.

         With a copy to:   Charles M. O'Rourke, Esq.
                           2 Swenson Drive
                           Woodbury, NY  11797
                           Tel. No. (516) 677-9785
                           Fax No. (516) 677-9786

         11.9     Severability.
                  ------------

         If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

         11.10    Binding Effect; Assignment.
                  --------------------------

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Shareholders or Jaguar (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Jaguar may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Jaguar's rights to acquire the Shares by exchange and Jaguar's rights to seek indemnification hereunder) to any Affiliate of Jaguar. Upon any such permitted assignment, the references in this Agreement to Jaguar shall also apply to any such assignee unless the context otherwise requires.

         11.11    Counterparts.
                  ------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                       JAGUAR INVESTMENTS, INC.



                                       /s/ IAN RICE
                                       -----------------------------------------
                                       By: Ian Rice
                                       Title: Chairman


                                       PREMIER SPORTS MEDIA AND ENTERTAINMENT
                                       GROUP, INC.



                                       /s/ JOHN C. MERINGOLO
                                       -----------------------------------------
                                       By: John C. Meringolo
                                       Title: Chairman


                                       SHAREHOLDERS:



                                       /s/ RONALD KATZ
                                       -----------------------------------------
                                       Ronald Katz



                                       /s/ RICHARD MILANO
                                       -----------------------------------------
                                       Richard Milano



                                       /s/ JOHN HALLE
                                       -----------------------------------------
                                       John Halle

                                       /s/ JOHN C. MERINGOLO
                                       -----------------------------------------
                                       John C. Meringolo



                                       /s/ LORI MUSUMECI
                                       -----------------------------------------
                                       Lori Musumeci

                                     ANNEX A



                                  Company
Name(1)                           Shares                           Jaguar Shares
-------                           ------                           -------------









Total



[Warrants?]




--------------------
(1) Unless otherwise indicated, the mailing address of each Shareholder shall be: c/o Premier Sports Media and Entertainment Group, Inc., 150 Broadway, Suite 1920, New York, NY 10038.

                            Jaguar Investments, Inc.

                        Schedule 5.3(b) - Capitalization

Jaguar has agreed to issue an aggregate of 75,000 shares of Jaguar Common Stock to three individuals for past services. Such shares will be issued prior to the Closing.

                            Jaguar Investments, Inc.

              Schedule 5.10(vii) - Absence of Certain Developments

Jaguar has not paid certain of its current liabilities, including legal and accounting fees. Such liabilities will be satisfied on or prior to Closing.

                            Jaguar Investments, Inc.

                            Schedule 5.11(a) - Taxes

? Has Jaguar filed all tax returns. If not, we need to take an exception. Please check with Jaguar's accountants.